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                         PRICEWATERHOUSECOOPERS [LOGO]


                                                     PricewaterhouseCoopers LLP
                                                     1177 Avenue of the Americas
                                                     New York NY 10036
                                                     Telephone (212) 596 8000
                                                     Facsimile (212) 596 8910


                       Consent of Independent Accountants


We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 2 to the registration statement on Form S-6 (the "Registration Statement") of our report dated March 12, 2001, relating to the financial statements of New York Life Insurance and Annuity Corporation which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
December 26, 2001